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                                                                   EXHIBIT 10.26


                                 PROMISSORY NOTE


$100,000                                                  Emeryville, California
                                                                 January 2, 1998


      For value received, Eric L. Miles ("Miles"), promises to pay to Sybase, Inc., a Delaware corporation, or order ("Payee"), at 6475 Christie Avenue, Emeryville, California 94608, the sum of One Hundred Thousand Dollars (U.S. $100,000), with interest in arrears on the unpaid balance at the rate of seven percent (7%) per annum. Interest shall compound annually, and accordingly, on each anniversary of the date of this Note, accrued interest shall be added to the principal amount of this Note. Twenty five thousand (U.S. $25,000) of principal shall be forgiven on each anniversary of the date of this Note, provided Miles is an employee of Sybase, Inc. as of such date. On the date Miles' employment with Sybase, Inc. terminates for any reason, the full amount of unpaid principal and all accrued and unpaid interest shall become immediately due and payable.

      Principal and accrued interest not paid when due shall bear interest in arrears at the rate of ten percent (10%) per annum, compounded monthly, from the date such amounts became due until paid. Notwithstanding any other provisions of this Note or any document or instrument executed or delivered in connection with this Note, interest, fees and the like shall not exceed the maximum rate permitted by applicable law.

      Should (i) default be made in the payment of principal or interest or (ii) Miles apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property or institute any bankruptcy, insolvency, or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding be instituted against Miles and is not dismissed within 60 days the Payee may, at its election, declare the entire principal and accrued interest balance hereof immediately due and payable.

      Miles hereby waives grace, presentment, demand, protest, notice of dishonor, notice of delinquency, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration, notice of costs, expenses and losses and interest thereon and notice of interest on interest and diligence in taking any action to collect any amounts Miles owes under this Note. In the event of any action to collect or enforce this Note, the prevailing party shall be entitled to an award from the losing party of reasonable attorney's fees in addition to the other proper costs of action. This Note shall be governed by and construed in accordance with the laws of the State of California, Miles and Payee each submit to the appropriate state or federal courts in California and Miles waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action.

      This Note shall constitute the complete and exclusive agreement of Miles and Payee with respect to the payment of the amounts owing hereunder and supersedes all prior oral or written understandings. No term or provision of this Note may be amended, waived, discharged or terminated except by a written instrument signed by Miles and the Payee. No extension of time for payment or a part of any amount owing hereon nor any delay or omission on the part of the Payee hereof in exercising any right hereunder at any time shall operate as a waiver of the right of the Payee to enforce the terms of this Note or under any other document or instrument executed or delivered in connection with this Note. This Note and all covenants, promises and agreements contained herein shall be binding upon the Miles and his successors, representatives, and assigns, and shall inure to the benefit of the Payee and its successors and assigns.

      IN WITNESS WHEREOF, Miles has executed this Note as of the date first written above.


                                       /s/ ERIC L. MILES
                                       -----------------------------------------
                                       Eric L. Miles